Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON,
D.C. 20549



FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933



ORBIT INTERNATIONAL CORP. (Exact Name of Registrant as
Specified in Its Charter)



DELAWARE 11-1826363 (State or Other Jurisdiction of (I.R.S.
Employer Identification
Number) Incorporation or Organization)



80 CABOT COURT, HAUPPAUGE, NEW YORK 11788 (Address of Principal
Executive
Offices, Including Zip Code)



ORBIT INTERNATIONAL CORP. 1995 EMPLOYEE STOCK OPTION PLAN ORBIT
INTERNATIONAL CORP. 2000 EMPLOYEE STOCK OPTION PLAN AND ORBIT
INTERNATIONAL CORP. 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE
DIRECTORS (Full Title of the Plan)



DENNIS SUNSHINE PRESIDENT AND CHIEF EXECUTIVE OFFICER ORBIT
INTERNATIONAL CORP. 80 CABOT COURT, HAUPPAUGE, NEW YORK 11788
(Name and Address of Agent For Service)



631-435-8300 (Telephone Number, Including Area Code, of Agent
For Service)



A copy of all communications, including communications sent to the agent for service should be sent to: ELLIOT H. LUTZKER, ESQ. SNOW BECKER KRAUSS P.C. 605 THIRD
AVENUE NEW YORK, NEW YORK 10158-0125 (212) 687-3860
S:\DLB\ORBIT INT. CORP\FORM S-8\FORM S-8#3 9-12-01.DOC
CALCULATION
OF REGISTRATION FEE
TITLE OF AMOUNT TO BE PROPOSED MAXIMUM OFFERING PROPOSED MAXIMUMAGGREGATE OFFERING PRICE AMOUNT OF EACH CLASS
REGISTERED PRICE PER OF UNIT REGISTRATION FEE SECURITIES TO BE REGISTERED Common 99,203(1)(4) $1.85(6) $183,525.55 $45.89
Stock, $.10 par value
Common 1,797(1)(4) $3.00(7) $5,391.00 $1.35 Stock, $.10 par
value Common
63,000(1)(4) $1.97(7) $124,110 $31.03 Stock, $.10 par value
Common 36,000(1)(4)
$0.94(7) $33,840.00 $8.46 Stock, $.10 par value Common
29,321(2)(4)(5) $1.85(6)
$54,243.85 $13.57(9) Stock, $.10 par value Common
98,203(2)(4)(5) $3.00(7)(8)
$294,609.00 $73.66(9) Stock, $.10 par value Common
266,994(2)(4)(5)
$3.75(7)(8)$1,001,227.50 $250.31(9) Stock, $.10 par value
Common 62,159(2)(4)(5)
$2.43(7)(8) $151,046.37 $ 37.77(9) Stock, $.10 par value Common
3,333(2)(4)(5)
$5.43(7)(8) $18,098.19 $4.53(9) Stock, $.10 par value Common
2,332(2)(4)(5) $7.32(7)(8)
$17,070.24 $4.27(9) Stock, $.10 par value Common
16,830(2)(4)(5) $5.07(7)(8)
$85,328.10 $21.34(9) Stock, $.10 par value Common
1,666(2)(4)(5) $4.68(7)(8) $7,796.88
$1.95(9) Stock, $.10 par value Common 19,162(2)(4)(5)
$2.52(7)(8) $48,288.24 $12.08(9)
Stock, $.10 par value Common 9,661(3)(5) $3.06(7) $29,562.66
$7.39(9) Stock, $.10 par
value Common 40,339(3)(5) $1.85(6) $74,627.00 $18.66(9) Stock,
$.10 par value

Total $86.73
(1) Represents an aggregate of 200,000 stock options granted or to be granted pursuant to the
2000 Employee Stock Option Plan of Orbit International Corp.
(2) Represents an aggregate of
500,000 stock options granted or to be granted pursuant to the 1995 Employee Stock Option
Plan of Orbit International Corp. (3) Represents an aggregate of 50,000 stock options granted
or to be granted pursuant to the 1995 Non-Employee Director Plan. (4) Pursuant to Rule 416,
includes an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 1995 Employee Stock Option Plan and 2000
Employee Stock Option Plan. (5) All share numbers reflect the one-for-three reverse stock split, effected by the Registrant on October 4, 1999. (6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low sales prices of the Registrant's Common Stock, as reported on the
Nasdaq SmallCap Market on September 4, 2001. PART I INFORMATION
REQUIRED IN
THE SECTION 10(A) PROSPECTUS The document(s) containing
information specified by
Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 1995 Employee Stock Option Plan, the 2000 Employee Stock Option Plan and the 1995
Stock Option Plan for Non-Employee Directors, together referred to as the "Plans", as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the
Securities Act of 1933. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a)
of the Securities Act of 1933. EXPLANATORY NOTE This registration statement includes the registration of an aggregate of 750,000 securities issued or to be issued upon the exercise of options, granted or to be granted, pursuant to the Plans, in which 500,000 (1) o f these
____________________ 1 Reflects the one-for-three reverse stock split effected by Orbit on
October 4, 1999. securities have previously been registered pursuant to Orbit's 1995 Employee
Stock Option Plan and 50,0001 of these securities here previously been registered pursuant to
Orbit's 1995 Stock Option Plan for Non-Employee Directors under Orbit's registration statement on Form S-8, filed on April 28, 1997 (SEC File
Number: 333- 78053). Accordingly,
Orbit's April 28, 1997 registration statement on Form S-8 is incorporated herein by reference pursuant to Rule 429 under the Securities Act of 1933. This registration statement includes a form of prospectus, prepared in accordance with the
requirements of Part I of Form S-3,
which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of Orbit International Corp., who are deemed to be affiliates of
Orbit International Corp., as that term is defined in Rule 405 under the Securities Act of 1933, as well as by non-affiliates holding restricted securities, as that term is defined in Rule 144 under the Securities Act of 1933, in connection with the reoffer and resale of shares of common stock received by such persons pursuant to the exercise of options granted under the Plans, which securities are being registered hereunder. ORBIT INTERNATIONAL
CORP. COMMON
STOCK (Par Value $0.10 Per Share) UNDER THE ORBIT INTERNATIONAL
CORP.
1995 EMPLOYEE STOCK OPTION PLAN ORBIT INTERNATIONAL CORP. 2000 EMPLOYEE STOCK OPTION PLAN AND ORBIT INTERNATIONAL CORP. 1995 STOCK OPTION PLAN FOR NON- EMPLOYEE DIRECTORS This prospectus relates to the reoffer and resale of shares of common stock, par value $0.10 per share, of Orbit
International Corp., a Delaware corporation, that have been or will be acquired by certain persons, including our officers and directors, who are deemed to be our affiliates (collectively
referred to as the "selling security-holders"), as that term is defined in Rule 405 under the
Securities Act of 1933, that are issuable upon the exercise of options granted pursuant to our
1995 Employee Stock Option Plan, the 2000 Employee Stock Option
Plan and our 1995
Stock Option Plan for Non-Employee Directors, together referred to as the "Plans". This prospectus may also be used by non-affiliates of Orbit to reoffer or resell restricted securities, as that term is defined in Rule 144 under the Securities Act of 1933, issued upon the exercise of options granted under the Plans. Our common stock is quoted on the Nasdaq SmallCap
Market under the symbol "ORBT." The shares covered by this prospectus may be offered and sold from time to time directly by the selling security-holders of shares issued upon the exercise of the options granted pursuant to the Plans or through brokers on the Nasdaq SmallCap
Market, or otherwise, at the prices prevailing at the time of such sales. The net proceeds to the selling security-holders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus, but will not receive any of the proceeds from sales by any of the selling security-holders. The selling security-holders and any broker-dealers, agents, or
underwriters through whom the shares are
sold, may be deemed "underwriters" within the meaning of the Securities Act of 1933 with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See "Plan of Distribution." THESE SECURITIES
HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK. SEE "RISK FACTORS on page 3 of this prospectus."
No person is authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer to sell or sale of the securities to which this prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the deliver of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This prospectus is not an
offer to sell these securities and it is not
soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
This prospectus also amends Orbit's prospectus dated April 28, 1997. THE DATE OF THIS
PROSPECTUS IS SEPTEMBER 14, 2001 TABLE OF CONTENTS PAGE FORWARD
LOOKING
STATEMENTS.....................................................
 ................................................. 3
SUMMARY
INFORMATION....................................................
 ...............................................................
 .
 .. 3 RISK
FACTORS........................................................
 ...............................................................
 .......
 ............. 3 Many of our competitors possess financial
resources significantly greater than us and
accordingly, could initiate and support prolonged price competition to gain market share.
 ...............................................................
 .............................................. 4 We are having difficulties in procuring contracts because of a reduction in the level of industry-wide funding and pricing
pressures......................................................
 .......... 4 We are heavily dependent upon
the continuance of military spending.
 .................................. 4 We are dependent on
certain of
our customers and we do not have any long-term contract with these
customers......................................................
 ................................... 5 We are dependent
upon our senior executive officers and key personnel for the operation of our business.
 ...............................................................
 ............................... 5 We may have difficulty
procuring certain raw materials on terms satisfactory to
us...................... 5 The market value
and liquidity of our securities will be adversely affected if we are delisted from Nasdaq.
 ...............................................................
 .................................... 5 As a Delaware
corporation
we are prohibited from engaging in business combinations which could potentially limit the price investors will be willing to pay for our
securities............... 6 The market for our common stock
is highly volatile.
 ........................................................... 6
USE OF
PROCEEDS.......................................................
 ...............................................................
 ......
 .......... 6 SELLING SECURITY-
HOLDERS........................................................
 ........................................................ 6 PLAN
OF
DISTRIBUTION...................................................
 ...............................................................
 ...
 ...... 8 DESCRIPTION OF SECURITIES TO BE
REGISITERED....................................................
 ..................... 8 INCORPORATION OF
CERTAIN INFORMATION BY
REFERENCE.....................................................
9
AVAILABLE
INFORMATION....................................................
 ...............................................................
 .
 . 9 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT
LIABILITIES....................................................
 ..............................................................
10
FORWARD-LOOKING STATEMENTS Certain statements included or
incorporated by
reference into this prospectus constitute "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act of 1933 and
Section 21E of the Securities
Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual financial or operating results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking
statements are based on our best
estimates of future results, performance or achievements, based on current conditions and our most recent results. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "may", "will", potential", "opportunity", "believes", "belief", "expects", "intends", "estimates", "anticipates" or
"plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties
that are described from time to time in
our reports and registration statements filed with the Securities and Exchange Commission.
SUMMARY INFORMATION The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus and the documents incorporated herein by reference in their entirety. Investment in the securities offered hereby involves a high degree of risk. See "Risk Factors." Orbit International Corp. was incorporated under the laws of the State of New York on April 4, 1957 as Orbit Instrument Corp. In
December 1986, our state of incorporation was changed from New York to Delaware and in
July 1991, our name was changed to Orbit International Corp. We conduct our operations through our Orbit Instrument Division and our wholly-owned subsidiary, Behlman Electronics,
Inc. Through our Orbit Instrument Division, which includes our wholly-owned subsidiary, Orbit
Instrument of California, Inc., we are engaged in the design, manufacture and sale of customized electronic components and subsystems. Behlman Electronics, Inc. is engaged in the design and manufacture of distortion free commercial power units, power conversion devices and electronic devices for measurement and display. This prospectus relates to the reoffer and resale of shares of our common stock, par value $0.10 per share, by certain persons (referred to as "selling security-holders"), including our officers and directors, who are deemed to be affiliates of Orbit, as well as by non-affiliates of Orbit holding restricted securities, as that term is defined in Rule
144 under the Securities Act of 1933, that are issuable upon the exercise of the options granted
pursuant to our 1995 Employee Stock Option Plan, 2000 Employee Stock Option Plan and
1995 Stock Option Plan for Non-Employee Directors, together referred to as the "Plans". Up to a maximum of 500,000 shares of our common stock may be offered and sold by selling security-holders pursuant to our 1995 Employee Stock Option Plan, up to a maximum of
200,000 shares of our common stock may be offered and sold by selling security-holders pursuant to our 2000 Employee Stock Option Plan and up to a maximum of 50,000 shares of our common stock may be offered and sold by selling security-holders pursuant to our 1995
Stock Option Plan for Non-Employee Directors. We will not receive any proceeds from the sale of the shares sold by the selling security-holders. In
this prospectus we refer to Orbit
International Corp. as "Orbit", "we", "us" or "our". Our executive offices are located at 80
Cabot Court, Hauppauge, New York 11788 and our telephone number is 631-435-8300.
RISK FACTORS This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. Actual results could differ
materially from those projected in the forward-looking statements as a result of certain uncertainties set forth below and elsewhere in this prospectus. An investment in the shares is highly speculative and involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, in connection with an investment in the shares offered hereby. MANY OF OUR COMPETITORS POSSESS FINANCIAL RESOURCES SIGNIFICANTLY GREATER THAN US AND ACCORDINGLY, COULD INITIATE AND SUPPORT PROLONGED PRICE COMPETITION TO GAIN MARKET SHARE. Many of our competitors are well established , have reputations for success in the development and sale of their products and services and have significantly greater financial, marketing, distribution, personnel and other resources than us, thereby permitting them to implement extensive advertising and promotional campaigns, both in
general and in response to efforts by
additional competitors to enter into new markets and introduce new products and services. The electronics industry is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry
trends, which may adversely affect our
ability to plan for future design, development and marketing of our products and services. The markets for electronic products, components and related
services are also characterized by
rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. We are constantly required to expend more sums into research and development of new technologies. We believe that the electronics segment's competitive position within the electronics industry is predicated upon the Orbit Instrument
Division's manufacturing techniques, our ability to design and manufacture products which will meet the specific needs of our customers and our long-standing relationships with our major customers. There are numerous companies, many of which have greater resources than us, capable of producing substantially all of our products.
However, to our knowledge, none of
such competitors currently produce all of the products that the electronics segment produces.
Competition in the markets for the power unit segment's commercial and military products depends on such factors as price, product reliability and performance, engineering and production. In particular, due primarily to budgetary
restraints and program cutbacks,
competition has been increasingly severe and price has
generally become the major overriding
factor in contract and subcontract awards. There can be no assurance of our ability to compete effectively. WE ARE HAVING DIFFICULTIES IN PROCURING CONTRACTS BECAUSE OF A REDUCTION IN THE LEVEL OF INDUSTRY-WIDE FUNDING
AND
PRICING PRESSURES. We continue to pursue many business
opportunities, including
programs in which we have previously participated but, due to industry-wide funding and pricing pressures, we have encountered delays in the awards of these contracts. We continue to seek new contracts which require incurring up-front design, engineering, prototype and pre-
production costs. While we are attempting to negotiate contract awards for reimbursement of product development, there is no assurance that sufficient monies will be set aside by our customers, including the U.S. Government, for such effort. In addition, even if the U.S.
Government agrees to reimburse development costs, there is
still a significant risk of cost
overrun which may not be reimbursable. Furthermore, once we
have completed the design and
pre-production stage, there is no assurance that funding will be provided for future production.
A significant amount of our contracts are subject to
termination at the convenience of the U.S.
Government. Orders under U.S. Government prime contracts or subcontracts are customarily subject to termination at the convenience of the U.S. Government, in which event the contractor is normally entitled to reimbursement for allowable costs and a reasonable allowance for profits, unless the termination of a contract was due to a default on the part of the contractor. WE ARE
HEAVILY DEPENDENT UPON THE CONTINUANCE OF MILITARY SPENDING. A significant amount of all the products we manufacture are used in military applications.
Accordingly, any substantial reduction in overall military spending by the U.S. Government could have a material adverse effect on our sales and earnings. World events have led the U.S.
Government to reevaluate the level of military spending necessary for national security. We are heavily dependent upon military spending, particularly on the Department of the Navy, as a source of revenues and income. The U.S. Navy fleet has been significantly reduced in the past several years thereby impacting the procurement of equipment. Any further reductions in the level of military spending by the U.S. Government and/or
further reductions to the Navy fleet
could have a negative impact on our future revenues and
earnings. WE ARE DEPENDENT
ON CERTAIN OF OUR CUSTOMERS AND WE DO NOT HAVE ANY LONG TERM CONTRACTS WITH THESE CUSTOMERS. Various agencies of the U.S. Government and
Lockheed Martin Corp. accounted for approximately 25% and 16%, respectively, of our net sales for the year ended December 31, 2000. Lockheed Martin Corp., various agencies of the
U.S. Government and Raytheon, accounted for approximately 28%,
27% and 18%,
respectively, of the net sales of our electronics segment for the year ended December 31, 2000.
The U.S. Government accounted for approximately 21% of the net sales of our power units segment for the year ended December 31, 2000. We do not have any significant long-term
contracts with any of the above-mentioned customers. The loss of any of these customers
would have a material adverse effect on our net sales and earnings. Due to major consolidations in the defense industry, it has become more difficult to avoid dependence on certain customers for revenue and income. WE ARE DEPENDENT UPON OUR SENIOR
EXECUTIVE
OFFICERS AND KEY PERSONNEL FOR THE OPERATION OF OUR BUSINESS.
We
are dependent for the operation of our business on the experience, technology knowledge, abilities and continued services of our officers, Dennis Sunshine, President and Chief Executive
Officer, Bruce Reissman, Executive Vice President and Chief Operating Officer and Mitchell
Binder, Vice President-Finance and Chief Financial Officer. The loss of services of any of such persons would have a material adverse effect upon our business and/or our prospects. Our future success is dependent upon, among other things, the successful recruitment and retention of key personnel including executive officers, for sales, marketing, finance and operations. We face significant competition for skilled and technical talent. No assurance can be made that we will be successful in attracting and retaining such personnel. If we are unable to retain existing key employees or hire new employees upon acceptable terms when necessary, our business could potentially be adversely effected. WE MAY HAVE DIFFICULTY
PROCURING
CERTAIN RAW MATERIALS ON TERMS SATISFACTORY TO US. We use
multiple
sources for our procurement of raw materials and we are not dependent on any suppliers for such procurement. Occasionally, however, in the production of certain military units, we will be faced with procuring certain components that are either
obsolete or difficult to procure.
Although we believe that with our access to worldwide brokers using the Internet we can obtain the necessary components, there can be no assurance that such components will be available, and even if so, at reasonable prices. THE MARKET VALUE AND
LIQUIDITY OF OUR
SECURITIES WILL BE ADVERSELY AFFECTED IF WE ARE DELISTED FROM NASDAQ. On January 5, 2001, we were advised by The Nasdaq Stock Market, Inc. that our common stock has failed to maintain a minimum bid price of
$1.00 over the last 30 consecutive
trading days as required by The Nasdaq SmallCap Market under Marketplace Rule 4310(c)(4)
(the "Rule"). As of April 3, 2001, our common stock consecutively maintained a minimum bid price of over $1.00 from March 8, 2001 and Nasdaq advised us that we were in compliance with the Rule. However, there can be no assurance of our
ability to continue to comply with
Nasdaq's qualification requirements. Any delisting of our securities from Nasdaq could cause a steep decline in the market value of our securities and adversely affect the liquidity of our securities. In the event our securities are delisted from Nasdaq, our common stock will be subject to Rule 15g-9 promulgated under the Exchange Act of 1934, which imposes various sales practice requirements on broker-dealers who sell securities governed by Rule 15g-9 to persons other than established customers and accredited investors (generally institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.
Consequently, Rule 15g-9 may have an adverse effect on the ability of broker-dealers to sell our securities and may affect the ability of the selling security holders to sell our securities in the secondary market and otherwise affect the trading market in the common stock. AS A
DELAWARE CORPORATION WE ARE PROHIBITED FROM ENGAGING IN
BUSINESS COMBINATIONS WHICH COULD POTENTIALLY LIMIT THE PRICE INVESTORS WILL BE WILLING TO PAY FOR OUR SECURITIES. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section
203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of "business combinations" with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested
stockholder; (ii) the interested stockholder acquires at least 85% or more of the outstanding voting stock of the corporation (excluding shares held by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or
(iii) the business combination is approved by the corporations' board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.
A "business combination"
includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own,
15% or more of the corporation's voting stock. This provision of the Delaware law could delay
and make more difficult a business combination even if the business combination could be beneficial, in the short term, to the interests of the stockholders. This provision of the Delaware law could also limit the price certain investors might be willing to pay in the future for our securities. THE MARKET FOR OUR COMMON STOCK IS HIGHLY VOLATILE.
The
trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products by the Issuer or its competitors, changes in our
prices or our competitors' products
and services, as well as other events or factors. Statements or changes in opinion, earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to Orbit could result in an immediate and adverse effect on the market price of our common stock. Statements by financial or industry analysts may be expected to contribute to volatility in the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many companies, similar to that of Orbit and which often have been unrelated to the operating performance of these particular companies.
These broad market fluctuations may adversely affect the market price of our common stock.
USE OF PROCEEDS We will not receive any proceeds from the sale of the shares of common stock by the selling security- holders. All such proceeds will be received by the selling security-
holders. SELLING SECURITY-HOLDERS The following table sets
forth (i) the name and
position(s) over the past three years with Orbit of each of the selling security-holders, (ii) the number of shares of common stock beneficially owned by each selling security- holder as of
September 5, 2001; and (iii) the number of shares of common stock available to be acquired by each selling security-holder pursuant to the Plans, being registered hereby, all of which shares may be sold pursuant to this prospectus and (iv) the number and percentage of shares beneficially owned by each selling security-holder following the sale of shares registered hereby.
When and if further information becomes available with respect to the names of additional selling security-holders or the amounts of securities to be acquired pursuant to the Plans and sold by the selling security-holders, such information will be included in a prospectus supplement.
Percentage Selling Security-HolderShares Shares Owned of Shares
Owned Prior Shares
RegisteredFollowing Owned Followingthe Sale (10) to the Sale
(1)(2) the Sale (9) Dennis
Sunshine,President, ChiefExecutive Officerand Director 423,379(3) 91,666 331,713 13.3%
Bruce Reissman,Executive VicePresident, ChiefOperating Officerand Director 316,871(4)
86,666 230,205 9.2% Mitchell BinderVice President/Finance,Chief FinancialOfficer and
Director 98,398(5)166,6666,732 * Harlan SylvanTreasurer,
Secretaryand Controller
47,665(6)56,666999 * John Molloy 4,330(7) 3,664 666 * Bernard
Karcinell1,999(8) 1,999 0
---- Denis Feldman1,999(8) 1,999 0 ---- Mark Manno 2,697 1,999
698 *
* Represents less than 1% of the issued and outstanding common stock. (1) Except as other wise indicted, the persons named in the above table have the sole voting and investment power over the shares listed as beneficially owned by such persons. Includes any securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion privileges or other rights. (2) All share numbers reflect the one-for-three reverse stock split effected by Orbit on October 4, 1999. (3) Includes options to purchase 91,666 shares of common stock. Also includes 230,538 shares held by Mr. Sunshine's wife and 1,000 shares held in her IRA. (4) Includes options to purchase 86,666 shares of common stock. (5) Includes stock options to purchase 91,666 shares of common stock. Does not include options to purchase an aggregate of 75,000 shares of common stock granted pursuant to the Plans. (6)
Includes stock options to purchase 46,666 shares of common stock. Does not include options to purchase 10,000 shares of common stock granted pursuant to the 2000 Employee Stock
Option Plan. (7) Includes options to purchase 3,664 shares of common stock. (8) Includes options to purchase 1,999 shares of common stock. (9) This number is an estimate based on each selling security-holder's beneficial ownership as of September 5, 2001. Since the shares of common stock listed in the table above may be offered for sale by the selling security-holders from time to time, it cannot be ascertained the actual number of shares of common stock owned
by each selling security-holder following the sale of the shares. (10) This percentage is an estimate based on 2,409,196 shares of common stock issued and outstanding as of September
5, 2001. Since the shares of common stock listed in the table above may be offered for sale by the selling security-holders from time to time, it cannot be ascertained the actual percentage of shares of common stock owned by each selling security-holder following the sale of the shares.
PLAN OF DISTRIBUTION The shares of common stock offered by this prospectus may be
sold or transferred for value from time to time by the selling security-holders or by pledgees, donees, transferees or other successors in interest thereof, in one or more transactions that may take place on the Nasdaq SmallCap Market (or any successor
stock exchange), in negotiated
transactions or in a combination of such methods of sale, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. No underwriting arrangements have been entered into by the selling security-holders. The distribution of the shares by the selling security-holders may be effected in one or more transactions that may take
place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more
dealers for the resale of such shares as
principals. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a selling security-holder in connection with sales of these shares. The selling security-holders and any broker-dealers, agents, or underwriters through whom the shares are sold, may be deemed "underwriters" within the meaning of the
Securities Act of 1933 with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. In order to comply with certain state securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from
registration or qualification is available and is complied
with. Under applicable rules and
regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to such shares for a period of one or five business days prior to the commencement of such distribution.
In addition to, and without limiting, the foregoing, each of the selling security-holders and any
other person participating in a distribution will be subject to the applicable provisions of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling security-holders or any such other person. All of the foregoing may affect the marketability of the shares. We will bear all expenses of the offering, except that the selling security-holders will pay any
applicable brokerage fees or commissions
and transfer taxes. DESCRIPTION OF SECURITIES TO BE REGISTERED
The following
summary of the terms of our capital stock does not purport to be complete and is qualified in its
entirety by reference to the applicable provisions of Delaware law, our Certificate of
Incorporation and our By-Laws. As set forth in our Certificate of Incorporation, as amended, our authorized capital stock consists of 10,000,000 shares of common stock, par value $.10 per share. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock are entitled to receive ratably such dividends as are declared by our board of directors out of funds legally available therefor. In the event of our liquidation,
dissolution or winding up, holders of common
stock have the right to a ratable portion of assets remaining after payment of liabilities. The holders of common stock have no preemptive rights or rights to convert their common stock into any other securities and are not subject to future calls or assessments by Orbit. All
outstanding shares of common stock are fully paid and non-assessable. INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE The following documents
filed with the
Securities and Exchange Commission by Orbit, pursuant to the Securities Exchange Act of
1934, as amended, are incorporated by reference in this prospectus: (1) Orbit's Annual Report on Form 10-KSB for the year ended December 31, 2000. (2)
Orbit's Quarterly Report on
Form 10-QSB for quarter ended June 30, 2001. (3) The
description of our common stock
contained in Orbit's Registration Statement on Form 10, filed on August 28, 1969. All
documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be
incorporated by reference into this prospectus. A copy of any and all of the information included in documents (but not exhibits thereto except to the extent exhibits have been incorporated in such documents) that have been incorporated by reference in
this prospectus but which are not
delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Such requests should be directed to Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788,
Attention: Secretary. Our telephone number is (631) 435-8300.
AVAILABLE
INFORMATION We have filed with the Securities and Exchange
Commission , 450 Fifth
Street, N.W., Washington, D.C. 20549, a registration statement under the Securities Act of
1933 with respect to the offering and sale from time to time of the shares in this prospectus. This prospectus does not contain all the information set forth in the registration statement and the
exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the registration statement and to the exhibits filed therewith.
Statements contained in this prospectus as to the contents of any contract or other document which has been filed or incorporated by reference as an exhibit to the registration statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. Additionally, we are subject to the informational requirements of the Securities
Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements, and other information statements with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission s public reference facilities at 450 Fifth Street,
N.W., Washington D.C. 20549 or at the regional offices of the Commission located at 7 World
Trade Center, New York, New York 10048 and 500 West Madison
Street, Suite 1400,
Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. The registration statement has been filed electronically with the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at
http://www.sec.gov. In addition, the common stock is quoted on the Nasdaq National Market.
Reports and other information concerning Orbit may be inspected at the offices of the National
Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of Orbit, the Securities and Exchange Commission has expressed its
opinion that such indemnification is
against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by
Orbit of expenses incurred or paid by a director, officer or controlling person of Orbit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, Orbit will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and we will be governed by the final adjudication of such issue. PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE The following documents filed with the Securities and Exchange Commission (the "Commission") by
Orbit International Corp., a Delaware corporation, pursuant to the Securities Exchange Act of
1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement: (1) The Registrant's Annual Report on Form 10-KSB for the year ended December
31, 2000. (2) The Registrant's Quarterly Report on Form 10-QSB for quarter ended June 30,
2001. (3) The description of the Registrant's common stock contained in the Registrant's
Registration Statement on Form 10, filed on August 28, 1969.
All documents subsequently filed
by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold,
shall be deemed to be incorporated by
reference herein and to be a part hereof from the date of
filing of such documents. Any
statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for
purposes of this registration statement
to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. ITEM 6.
INDEMNIFICATION OF DIRECTORS AND OFFICERS Delaware General
Corporation
Law (the "DGCL"), Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of dividends or stock purchase or
redemption under section 174 of DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Section (A) of Article 11 of our Certificate of
Incorporation, as amended, eliminates the liability of
directors to the extent permitted by Section
102(b)(7) of the DGCL. In addition, Section 145 of the DGCL
which provides that a
corporation may indemnify any person who was or is a party or is threatened to be made a
party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys'
fees) incurred in connection with
defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines that such person is entitled to indemnity despite the adjudication of liability. The statute provided that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Article
11 of our Certificate of
Incorporation provides for such indemnification of our
directors and officers as permitted by
Delaware law. In connection with the indemnification of our directors and officers, Article 11 of our Certificate of Incorporation provides in pertinent part as follows: (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, other than an action by or in right of the Corporation, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or of another corporation or entity at the request of the corporation, including service with respect to employee benefit plans, including a proceeding, the basis of which alleged action is outside the scope of authority while service as a director, officer, employee or agent, shall be indemnified to the fullest extent permitted by Delaware law, against all expense, liability and loss (including attorneys' fees, judgments, fines ERISA exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person and
such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators;
provided, however, that except as provided in paragraph (ii) below, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding was authorized by the Board of
Directors of the corporation. (ii) If a claim under paragraph
(i) above is not paid in full by the
corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful, in whole or in part, the claimant shall be entitled to be
paid the expenses of prosecuting the claim. It shall be a defense of any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under Delaware law for the corporation to indemnify the claimant, but the burden for proving such defense shall be on the corporation. (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain a directors' and officers' liability
insurance policy. ITEM 8. EXHIBITS Exhibit Number Description 4.1(a) Orbit International
1995 Employee Stock Option Plan (incorporated by reference from the Registrant's Annual
Report on Form 10-K for the year ended December 31, 1995). 4.1(b) Orbit International
2000 Employee Stock Option Plan (incorporated by reference from the Registrant's Annual
Report on Form 10-KSB for the year ended December 31, 2000). 4.1(c) Orbit International
1995 Stock Option Plan for Non-Employee Directors (incorporated by reference from the
Registrant's Annual Report on Form 10-K for the year ended
December 31, 1995). 5.1
Opinion of Snow Becker Krauss P.C. 23.1 Consent of Snow Becker Krauss P.C. (included in
Exhibit 5.1 hereto). 23.2 Consent of Goldstein Golub Kessler, LLP. 24.1 Powers of attorney of certain directors and officers of the Registrant. ITEM 9.
UNDERTAKINGS (a) The
undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933. (ii) To reflect in the
prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated
maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a
20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement. (iii) To include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities
Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. (b) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or
controlling person in connection with the
securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on September 13,
2001. ORBIT
INTERNATIONAL CORP. By: /s/ Dennis Sunshine__________ Dennis
Sunshine President
and Chief Executive Officer (Principal Executive Officer) Pursuant to the requirements of the
Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
/s/
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Exhibit 5.1 SNOW BECKER KRAUSS P.C. 605 Third Avenue New York,
New York l0l58
September 13, 2001 Orbit International Corp. 80 Cabot Court Hauppauge, New York 11788
Re: Form S-8 Relating to Shares of Common Stock, Par Value $.10 Per Share, of Orbit
International Corp. Issuable Under the 1995 and 2000 Employee Stock Option Plans and the
1995 Non-Employee Director Plan Gentlemen: We are counsel to Orbit International Corp., a
Delaware corporation (the "Company"), in connection with the filing by the Company with the
Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the
"Securities Act"), of a Form S-8 (the "Registration Statement") relating to up to an aggregate of
750,000 shares (the "Shares") of the Company's common stock, par value $.10 per share
subject to adjustment (the "Common Stock"), issuable upon the exercise of options granted pursuant to the Company's 1995 and 2000 Employee Stock Option Plan and the 1995 Non-
Employee Director Plan (the "Plans "). We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the
Plans, resolutions of the Board of Directors of the Company relating to the adoption of and amendments to the Plans and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or
appropriate in order to render the
opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other
representatives of the Company and others. Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plans have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-
assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration
Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. Very truly yours, /s/
SNOW BECKER KRAUSS P.C. SNOW BECKER KRAUSS P.C. S:\dlb\Orbit
Int.
Corp\Form S-8\sbk opinion Exhibit 5.1.doc EXHIBIT 23.2
GOLDSTEIN GOLUB
KESSLER LLP Certified Public Accountants and Consultants
INDEPENDENT AUDITOR'S
CONSENT To the Board of Directors Orbit International Corp. We hereby consent to the incorporation by reference in the Registration Statement on
Form S-8 of our report dated
March 2, 2001, except for the second paragraph of Note 16, as to which the date is March 9,
2001, on the consolidated financial statements of Orbit International Corp. and Subsidiaries as of December 31, 2000 and 1999, which appear in the annual
report on Form 10-KSB of Orbit
International Corp. for the year ended December 31, 2000. /s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP New York, New York August 6, 2001
EXHIBIT
24.1 POWER OF ATTORNEY ORBIT INTERNATIONAL CORP. REGISTRATION STATEMENT ON FORM S-8 2000 EMPLOYEE STOCK OPTION PLAN 1995 EMPLOYEE STOCK OPTION PLAN 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS Each of the undersigned Directors and/or Officers of Orbit
International Corp., a Delaware corporation (the "Company"), hereby constitutes and appoints
Dennis Sunshine and Mitchell Binder, or either one of them, the true and lawful attorneys-in-fact of such Director and/or Officer, with full power of
substitution and resubstitution, for him or her
and in his or her name, place, and stead, in any and all capacities, to do any and all acts and execute any and all instruments which the said attorneys may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities
Act"), and any rules and regulations and requirements of the Securities and Exchange
Commission in respect thereof, in connection with the registration under the Securities Act of an aggregate of 750,000 shares of the Company's common stock, $.10 par value per share, issued or which may be issued under the terms of the Orbit International Corp. 1995 Employee Stock
Option Plan, the Orbit International Corp. 2000 Employee Stock Option Plan and 1995 Stock
Option Plan for Non-Employee Directors, as amended from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his or her capacity as Director and/or Officer of the Company to a
Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys, or any of them, has done, shall do, or cause to be done by virtue hereof. IN WITNESS
WHEREOF, each of the
undersigned has executed this power of attorney this 13th day of September 2001.
/s/
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d
Kar
cine
ll /s/
Mit
chel
l
Bin
der
Mit
chel
l
Bin
der/
s/
De
nnis
Fel
dm
an
De
nis
Fel
dm
an
/s/
Har
lan
Syl
van
Har
lan
Syl
van
/s/
Ma
rk
Ma
nno
Ma
rk
Ma
nno
S:\dlb\Orbit Int. Corp\Form S-8\Form S-8#3 9-13-01.doc